Exhibit 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in the Registration Statements (Nos. 333-86252, 333-10630, 333-6366, 333-103180, 333-105757, 333-105758, 333-109251 and 333-109252) on Form S-8 and the Registration Statement (No. 333-82728) on Form S-3 of our reports dated February 26, 2004, appearing in this Annual Report on Form 10-K of Moore Wallace Incorporated (formerly Moore Corporation Limited) for the year ended December 31, 2003.

DELOITTE & TOUCHE LLP

Toronto, Canada

February 27, 2004